The Board of Directors
PHH Corporation:


We consent to the incorporation by reference in Registration Statement Nos. 33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-26927, 333-35709, 333-35707, and 333-23063 on Forms S-3 and in Registration
Statement Nos. 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896,
33-91656, 333-03241, 33-74068, 33-74066, 33-91658, 333-00475, 333-03237,
33-75684,33-80834, 33-93372, 333-09633, 333-09637, 333-09655, 333-22003,
333-34517-2, 333-42503, 333-30649 and 333-42549 on Forms S-8 for Cendant
Corporation of our report dated April 30, 1997, with respect to the consolidated balance sheets of PHH Corporation and subsidiaries (the
"Company") at December 31, 1996 and January 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and each of the years in the two year period ended January 31, 1996, which report appears in the Form 8-K of Cendant Corporation dated January 28, 1998, incorporated by reference in the above Registration Statements.

Our report contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in the year ended January 31, 1996.

                                                  /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP



Baltimore, Maryland
January 28, 1998